UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2012, Recovery Energy, Inc. (the “Company”) received a letter of reprimand (the “Letter”) from the staff of the Listing Qualifications Office (the “Staff”) of The Nasdaq Stock Market, Inc. (“Nasdaq”) determining that, while the Company did not satisfy Nasdaq's stockholder approval requirements (Listing Rules 5635 (a) (2) and 5635 (c)) with respect to the Company’s issuance of shares of its common stock in connection with a prior acquisition and certain equity compensation grants, the Company had taken appropriate corrective action, and the Staff therefore determined to conclude these matters by issuing the Letter in accordance with Listing Rule 5810(c)(4). The Company previously disclosed its non-compliance with the stockholder approval requirements in its Form 8-K dated August 21, 2012. The issuance of the shares was approved by the Company’s stockholders at a special meeting on September 26, 2012 and the Company is now in compliance with the Nasdaq rules.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: October 10, 2012	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer

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